January 23, 2008
QuantRx Biomedical Corporation
100 S. Main Street, Suite 300
Doylestown, PA 18901

RE: Letter Loan Agreement

Ladies and Gentlemen:

1.     Loan. This letter when fully executed will constitute a loan agreement (this “Agreement”) between Platinum Long Term Growth VII LLC (the “Lender”) and QuantRx Biomedical Corporation, a Nevada corporation (the “Borrower”), pursuant to which the Lender, on the terms and conditions provided herein, shall agree to make one or more loans to or for the benefit of the Borrower hereunder in an amount not to exceed $1,407,246.58 (the “Loan”). The day on which the Lender makes the Loan is referred to herein as the “Closing Date.” The Lender’s obligation to make the Loan is subject to the Borrower’s fulfillment of each of the applicable conditions set forth in Section 3 hereof.

2.     Loan Documents.

a. Notes. The Loan shall be evidenced by a senior secured convertible promissory note issued to the Lender in the principal amount of the Loan, dated the date the Borrower receives the funds from the Lender, in the form attached hereto as Exhibit A (together with any replacements and substitutes therefore, the “Note”). The principal amount of the Loan and interest thereon, calculated at the rate of 10% per annum, as provided in the Note, shall be payable as set forth more particularly therein. A portion of the Loan shall be made by the Lender’s cancellation and surrender to the Borrower of the Senior Secured Convertible Promissory Note, dated October 15, 2007, of the Borrower issued to the Lender upon exercise of the exchange rights of the Lender set forth in Section 7 of such surrender note. On or before February 13, 2008, the Lender may, in its discretion, elect to make an additional loan (the “Platinum Follow-On Investment”) in the amount of $500,000, which additional loan shall be on substantially the same terms as the Loan hereunder (including with respect to Section 2(b) below) and evidenced by a senior secured convertible promissory note in substantially the form of the Note (and be deemed an “Other Note” hereunder and under the Note).

b. Warrants. In consideration for the Loan, for each $100,000 of new principal loaned to the Borrower by the Lender (including the Platinum Follow-On Investment, if made), the Borrower shall issue to the Lender a warrant (the “Warrant”), in the form attached hereto as Exhibit B, for the issuance of 25,000 shares of common stock of the Borrower at an exercise price of $1.25 per share and a five-year term.

c. Accredited Investor. The Lender hereby represents and warrants that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended

d. This Agreement, the Note and any other instruments or documents required or contemplated hereunder or thereunder (including, without limitation, the Pledge Agreement and the IP Security Agreement (each as defined below)), whether now existing or at any time hereafter arising, are herein referred to as the “Loan Documents.”

3.     Conditions Precedent.

a. Documents to be Delivered. The obligation of the Lender to make the Loan is subject to the due execution and delivery by the Borrower (or the Borrower causing the due execution and delivery) to the Lender of each of the following (all documents to be in form and substance satisfactory to the Lender):

i. This Agreement, the Note and each other instrument, agreement and document to be executed and/or delivered pursuant to this Agreement and/or the instruments, agreements and documents referred to in this Agreement.

ii. A certified copy of the resolutions of the Board of Directors (or if the Board of Directors takes action by unanimous written consent, a copy of such unanimous written consent containing all of the signatures of the members of the Board of Directors) of the Borrower, dated as of the Closing Date, authorizing the execution, delivery and performance of the Loan Documents.

iii. A certificate, dated as of the Closing Date, signed by an executive officer of the Borrower to the effect that the representations and warranties set forth in Section 4 of this Agreement are true and correct as of the Closing Date.

b. Absence of Certain Events. The occurrence of a Material Adverse Effect (as defined below) shall not have occurred or be occurring as of the Closing Date.

4.     Representations and Warranties of the Borrower. To induce the Lender to make the Loan, the Borrower hereby represents and warrants to the Lender that at and as of the date hereof:

a. The Borrower has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted. The Borrower is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the ability of the Borrower to perform its obligations hereunder or under the Loan Documents or on the business, operations, properties or financial condition of the Borrower.

b. Each of the Loan Documents has been duly authorized, validly executed and delivered on behalf of the Borrower and is a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Borrower has full power and authority to execute and deliver this Agreement and the Loan Documents and to perform its obligations hereunder and thereunder.

c. The execution, delivery and performance of this Agreement and the Loan Documents will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of (A) the Borrower’s articles of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Borrower is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Borrower, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Borrower or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject, except, in the cases of (i), (ii) and (iii) above, as would not have a Material Adverse Effect.

d. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Borrower is required in connection with the valid execution and delivery of this Agreement or the Loan Documents.

5.     Miscellaneous.

a. The Borrower has executed and delivered to the Lender a Stock Pledge Agreement (the “Pledge Agreement”), substantially in the form attached hereto as Exhibit C, and the Patent, Trademark and Copyright Security Agreement (the “IP Security Agreement” and, together with the Pledge Agreement, the “Security Documents”), substantially in the form attached hereto as Exhibit D, together with all certificates and documentation required under each such document (including, without limitation, stock certificates and stock powers referenced therein). The Borrower hereby authorizes the Lender to file any UCC financing statements evidencing the security interests granted in the Security Documents.

b. In the event that Other Notes (as defined in the Note) are issued, the security interest granted pursuant to the Security Documents shall be deemed to be granted pro rata for the benefit of the Lender and each purchaser of such Other Notes (collectively, and together with the Lender, the “Purchasers”) pro rata, based on the aggregate principal amount of the Notes, PIK Notes (as defined in the Notes) and Other Notes (collectively, the “Notes”) held by each Purchaser. The Borrower shall not issue any Other Notes unless the Purchaser(s) of such Other Notes shall have agreed to the terms set forth below regarding the Collateral Agent (as defined below):

i. Each Purchaser shall be deemed to appoint the Lender as the Collateral Agent under the Security Documents (the “Collateral Agent”) and each Purchaser authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Security Documents as are delegated to the Collateral Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Secured Party hereby authorizes the Collateral Agent to execute and deliver, and to perform its obligations under, each of the documents to which the Collateral Agent is a party relating to security for the obligations under the Notes, to exercise all rights, powers and remedies that the Collateral Agent may have under such Security Documents and, in the case of the Security Documents, to act as agent for the Purchasers under such Loan Documents.

ii. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Purchasers holding at least 51% of the aggregate amount of the Notes then outstanding, and such instructions shall be binding upon all Purchasers; provided, however, that the Collateral Agent shall not be required to take any action that (i) the Collateral Agent in good faith believes exposes it to personal liability unless the Collateral Agent receives an indemnification satisfactory to it from the Purchasers with respect to such action or (ii) is contrary to this Agreement or applicable law.

iii. In performing its functions and duties under the Security Documents and the other documents required to be executed or delivered in connection therewith, the Collateral Agent is acting solely on behalf of the Purchasers and its duties are entirely administrative in nature. The Collateral Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein. The Collateral Agent may perform any of its duties under any Security Document by or through its agents or employees.

iv. None of the Collateral Agent, any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with the Security Documents, except for its, his, her or their own gross negligence or willful misconduct.

v. Each Secured Party acknowledges that it shall, independently and without reliance upon the Collateral Agent or any other Secured Party conduct its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the issuance of the Securities. Each Secured Party also acknowledges that it shall, independently and without reliance upon the Collateral Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

vi. Each Purchaser agrees to indemnify the Collateral Agent and each of its affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Collateral Agent or any of its affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of the Security Documents or any action taken or omitted by the Collateral Agent under the Security Documents or the document related thereto; provided, however, that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s or such Affiliate’s gross negligence or willful misconduct.

vii. The Collateral Agent may resign at any time by giving written notice thereof to the Purchasers and the Company. Upon any such resignation, the Purchasers shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Purchasers, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent’s giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent, selected from among the Purchasers. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Loan Documents and any other documents required to be executed or delivered in connection therewith. Prior to any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Loan Documents. After such resignation, the retiring Collateral Agent shall continue to have the benefit of this Agreement as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement, the Security Documents and any other documents required to be executed or delivered in connection therewith.

viii. Each Purchaser agrees that any action taken by the Collateral Agent in accordance with the provisions of this Agreement or of the other document relating thereto, and the exercise by the Collateral Agent or the Purchasers of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Purchasers.

ix. Each of the Purchasers hereby directs, in accordance with the terms hereof, the Collateral Agent to release (or in the case of clause (ii) below, release or subordinate) any Lien held by the Collateral Agent for the benefit of the Purchasers against any of the following: (i) all of the Collateral upon payment and satisfaction in full of all obligations under the Notes and all other obligations under the Loan Documents that the Collateral Agent has been notified in writing are then due and payable; (ii) any assets that are subject to a Lien; and (iii) any part of the Collateral sold or disposed of by the Company if such sale or disposition is permitted by this Agreement and the other Loan Documents (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement and the other Loan Documents). Each of the Purchasers hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section promptly upon the effectiveness of any such release.

x. Each Purchaser acknowledges that the security interests evidenced by the Security Documents is subject to termination as set forth in Section 5(c) below.

c. Notwithstanding anything to the contrary contained herein, in the Security Documents or in any documents evidencing the Other Notes (including any agreements with Purchasers other than the Lender), the security interest evidenced by the Security Documents shall be terminated and of no further force and effect on and after February 14, 2008 unless, (i) an Event of Default shall have occurred under the Notes and be continuing or (ii) on or prior to February 13, 2008, the Lender shall have fully funded the Platinum Follow-On Investment. Upon any such termination, Lender shall promptly return any collateral under the Security Documents to the Company and take any action reasonably requested by the Company to cause the release of the security interests created under the Security Documents. In the event the Lender shall have funded the Platinum Follow-On Investment, the security interests created under the Security Documents will remain in full force and effect.

d. The Company shall pay the legal fees and expenses of the Lender in an amount equal to $7,500 (which amount may be withheld from funds delivered by the Lender at closing hereunder or delivered by the Company promptly following closing hereunder); provided that it is understood that no additional legal fees and expenses shall be due to Lender in connection with the Platinum Follow-On Investment.

e. The representations and warranties of the Borrower contained herein shall not survive the Closing Date.

f. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

g. Each of the Borrower and the Lender (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Loan Documents and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Borrower and the Lender consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in the Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5(d) shall affect or limit any right to serve process in any other manner permitted by law.

h. Any forbearance, failure, or delay by the Lender in exercising any right, power, or remedy shall not preclude the further exercise thereof, and all of the Lender’s rights, powers, and remedies shall continue in full force and effect until specifically waived in writing by the Lender.

i. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

j. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

k. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

l. This Agreement, the Note and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

m. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Borrower shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender. Notwithstanding the foregoing, the Lender may assign its rights hereunder to any other person or entity without the consent of the Borrower.

n. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

o. All remedies of the Lender under this Agreement, the Note and the other Loan Documents (i) are cumulative and concurrent, (ii) may be exercised independently, successively or together with other lenders against the Borrower, (iii) shall not be exhausted by any exercise thereof, but may be exercised as often as occasion therefore may occur, and (iv) shall not be construed to be waived or released by the Lender’s delay in exercising, or failure to exercise, them or any of them at any time it may be entitled to do so.

p. All notices required hereunder shall be made in accordance with Section 17 of the Note.

By executing the appropriate signature line below, the Borrower, intending to be legally bound hereby, agrees to the terms and conditions of this Agreement as of the date hereof.

Very truly yours, Platinum Long Term Growth VII LLC

By:
Name:
Title:

QuantRx Biomedical Corporation

By:

Name: Walter W. Witoshkin
Title: Chairman & CEO

Exhibit A

[Form of Note]

Exhibit B

[Form of Warrant]

Exhibit C

[Stock Pledge Agreement]

Exhibit D

[IP Security Agreement]